UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 20, 2026

OPTION CARE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11993	05-0489664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Lakeside Dr. Suite 300N, Bannockburn, IL 60015
(Address of principal executive offices)

(312) 940-2443
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPCH	Nasdaq Global Select Market

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)Option Care Health, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on May 20, 2026 (the “Annual Meeting”).

(b)The stockholders (1) elected all of the Company’s nominees for director, (2) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, and (3) approved the compensation of the Company’s executive officers on a non-binding advisory basis.

The final voting results on each of the matters submitted to a vote are as follows:
1.Election of nine directors for a term expiring at the next annual meeting of stockholders of the Company or until their successors are elected and qualified:

Name	For	Withheld	Broker Non-Votes
Elizabeth D. Bierbower	144,879,269	486,536	4,896,808
Barbara W. Bodem	143,405,603	1,956,202	4,896,808
Eric K. Brandt	144,424,670	937,135	4,896,808
Natasha Deckmann	143,404,452	1,957,353	4,896,808
Harry M. Jansen Kraemer, Jr.	143,185,681	2,176,124	4,896,808
R. Carter Pate	143,554,952	1,806,853	4,896,808
John C. Rademacher	144,875,849	485,956	4,896,808
Timothy Sullivan	144,864,640	497,165	4,896,808
Norman L. Wright	143,377,704	1,984,101	4,896,808
2.Ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstain	Broker Non-Votes
149,076,945	1,132,306	49,362	N/A
3.Non-binding advisory approval of executive officer compensation:

For	Against	Abstain	Broker Non-Votes
141,106,639	4,192,721	62,445	4,896,808
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Option Care Health, Inc.

Date:	May 22, 2026	By:	/s/ Meenal Sethna
Meenal Sethna
Chief Financial Officer